Exhibit 10.19
ASSIGNMENT, WAIVER AND AMENDMENT AGREEMENT
     THIS ASSIGNMENT, WAIVER AND AMENDMENT AGREEMENT (this “Agreement”), effective as of the 20th day of January 2006, is by and among Williamson Development Company, LLC, a Delaware limited liability company (“Williamson”), ACIN LLC, a Delaware limited liability company (“ACIN”) and WPP LLC, a Delaware limited liability company (“WPP”).
W I T N E S S E T H:
     WHEREAS, Steelhead Development Company, LLC and ACIN entered into a Purchase and Sale Agreement dated May 31, 2005 (the “PSA”) covering certain coal interests in Franklin and Williamson Counties, Illinois; and
     WHEREAS, on September 26, 2005, Steelhead Development Company, LLC changed its name to Williamson Development Company, LLC; and
     WHEREAS, pursuant to Section 12.2 of the PSA, ACIN desires to assign all of its rights under the PSA to WPP, which assignment requires the consent of Williamson; and
     WHEREAS, subject to the provisions set forth in this Agreement, Williamson and WPP desire to proceed with the Second Closing as defined in Section 2.3 of the PSA.
     NOW, THEREFORE, for and in consideration of the premises and the mutual promises made herein, the parties agree as follows:
1.	Assignment of ACIN’s rights to WPP. ACIN hereby assigns all of its rights and obligations under the PSA to WPP, and WPP accepts such assignment and assumes all of the terms, obligations, benefits and conditions of the PSA. In accordance with Section 12.2 of the PSA, Williamson hereby consents to such assignment.

2.	Conditions precedent to Second Closing; Waiver.
a.	WPP represents and warrants that it has met all of the conditions precedent to the Second Closing as set forth in Section 7.2 of the PSA.

b.	Williamson represents and warrants that it has met all of the conditions precedent to the Section Closing as set forth in Section 7.1(a) of the PSA. Williamson acknowledges that it has not met the condition set forth in Section 7.1(b) of the PSA. WPP hereby agrees to waive the condition precedent set forth in Section 7.1(b) of the PSA, and Williamson hereby acknowledges such waiver.
3.	Amendment to PSA. In consideration of WPP’s waiver of the condition precedent to the Second Closing in Section 7.1(b) of the PSA, Williamson and WPP hereby agree to amend the PSA to provide WPP with an overriding royalty of $0.10 per ton on the first 8,500,000 tons mined from certain coal reserves as more specifically set forth on the green shaded area of Exhibit A to this Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the PSA shall remain in full force and effect.

4.	Delivery of other closing documents. WPP and Williamson agree to execute and deliver all other documents required to be delivered under the PSA in connection with the Second Closing.

5.	Governing law. This Agreement will be governed by and construed in accordance with the laws of the State of West Virginia.

IN WITNESS WHEREOF, the parties have executed this Agreement in one or more identical counterparts as of the date first above written.

WILLIAMSON DEVELOPMENT COMPANY, LLC
By:	/s/ Donald R. Holcomb
Donald R. Holcomb
Manager

WPP LLC
By:	NRP (Operating) LLC
Its:	Sole Member

By:	/s/ Nick Carter
Nick Carter
President and Chief Operating Officer

ACIN LLC
By:	NRP (Operating) LLC
Its:	Sole Member

By:	/s/ Nick Carter
Nick Carter
President and Chief Operating Officer